                        SCHEDULE 14A
                       (Rule 14a-101)
          INFORMATION REQUIRED IN PROXY STATEMENT

                  SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

                        GARDNER DENVER, INC.
 ........................................................................
         (Name of Registrant as Specified In Its Charter)



 ........................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.

      1) Title of each class of securities to which transaction applies:

         ...............................................................

      2) Aggregate number of securities to which transaction applies:

         ...............................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
         ...............................................................

      4) Proposed maximum aggregate value of transaction:

         ...............................................................

      5) Total fee paid:

         ...............................................................

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ...............................................................

      2) Form Schedule or Registration Statement No.:

[GARDNER DENVER LOGO]

                                                      March 26, 1999

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders on Tuesday, May 4, 1999 at 1:30 p.m., at the Holiday
Inn Quincy, 201 South Third Street, Quincy, Illinois.

    The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, I will report on current operations and plans. A question and answer period will follow.

    We look forward to a significant vote of the Common Stock, either in person or by proxy. This year, three convenient ways to vote your proxy are offered by Gardner Denver. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares. You may also vote your shares via the Internet by following the simple instructions on the proxy card. If you prefer, simply complete, date, sign and return your proxy in the enclosed stamped and addressed envelope. Regardless of your method of voting, you may revoke your proxy and vote in person if you decide to attend the Annual Meeting. Your support is appreciated, and we hope that you will be able to join us at the May 4 meeting.

                                           Cordially,

                                           /s/ Ross J. Centanni

                                           Ross J. Centanni
                                           Chairman, President and
                                           Chief Executive Officer

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62301

           NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

    The 1999 Annual Meeting of Stockholders of Gardner Denver, Inc. (the "Company") will be held at the Holiday Inn Quincy, 201 South
Third Street, Quincy, Illinois on Tuesday, May 4, 1999, at 1:30 p.m., for the following purposes:

    1. To elect four directors, three for a three-year term each, and one for a one-year term;

    2. To amend the Company's Long-Term Incentive Plan; and

    3. To transact such other business as properly may come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 12, 1999, are entitled to notice of and to vote at the meeting. Stockholders of record may vote their proxy by completing the enclosed proxy card, by calling the toll-free number indicated on the proxy card, or by accessing the Internet web site specified in the instructions included on the proxy card. A stockholder may revoke a proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                               FOR THE BOARD OF DIRECTORS

                               Helen W. Cornell
                               Vice President, Corporate Secretary

Quincy, Illinois
March 26, 1999

                    RETURN OF PROXIES REQUESTED
     -----------------------------------------------------------
           TO ASSURE YOUR REPRESENTATION AT THE MEETING,
       PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY,
        FOR WHICH A RETURN ENVELOPE IS PROVIDED; CALL THE
         TOLL-FREE NUMBER INDICATED ON THE ENCLOSED PROXY;
         OR ACCESS THE INTERNET WEB SITE SPECIFIED IN THE
                 INSTRUCTIONS ON THE PROXY CARD.
     -----------------------------------------------------------

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62301

                          PROXY STATEMENT

                        GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Gardner Denver, Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given in the proxy if it is returned duly executed (either signed or voted through the toll-free telephone or Internet procedures described below) and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy. Two independent judges from the First Chicago Trust Company of New York, the Company's transfer agent, will tabulate the votes cast at the Annual Meeting.

    Stockholders of record may vote their proxy using the toll-free number listed on the proxy card, via the Internet or they may sign, date and mail their proxies in the postage paid envelope provided. The telephone and Internet voting procedures are designed to authenticate stockholders' identities. The procedures allow stockholders to give their voting instructions and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 26, 1999. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 12, 1999 (the "Record Date"). On that date, the outstanding voting securities of the Company were 15,072,444 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum.

    The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum with respect to items brought before the meeting, but will not be counted as voting for or against the issue to which the abstention relates.

    Brokers holding shares for beneficial owners must vote those shares according to specific instructions received from the owner. If specific instructions are not received, brokers may vote these shares in their discretion on certain routine matters, such as the election of directors. However, the New York Stock Exchange Rules preclude brokers from exercising their voting discretion on certain proposals, including the proposed amendment to the Long-Term Incentive Plan (the "Incentive Plan"). In these cases, brokers may not vote on the proposals when they do not receive specific instructions from the beneficial owner, resulting in what is known as a "broker non-vote". Any "broker non-vote" will be considered present for quorum purposes with respect to items brought before the meeting, but will not be counted as voting with regard to the issue to which it relates.

    The enclosed proxy indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form. If you are a participant in the Gardner Denver, Inc. Retirement Savings Plan (the "Savings Plan") the enclosed proxy includes the number of equivalent shares credited to your respective account. When your proxy is returned properly signed, it will serve as direction to Bankers Trust Company, as Trustee (the "Trustee") for the Savings Plan, to vote the shares held for your account in accordance with your instructions. Your properly signed proxy will also serve as a direction to the Trustee to vote all of the uninstructed shares of Common Stock credited to other participants' accounts and shares of Common Stock not yet allocated to participants' accounts in the same manner as you indicated. The Trustee will vote shares of Common Stock for which no instructions are received and shares of Common Stock not yet allocated to participants' accounts in the same proportion (for or against) as the shares of Common Stock for which instructions are received from participants. If you fail to return a proxy properly signed, the equivalent shares of Common Stock credited to your account will be voted by the Trustee in the same proportion as the shares for which instructions were received from other Savings Plan participants.

    The cost of soliciting proxies will be paid by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests by letter, telephone or in person for the return of proxies.

                     ELECTION OF DIRECTORS

    The authorized number of directors of the Company is presently fixed at eight, divided into three classes, with two classes having three members and one class having two members. Typically, directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

    For election as directors at the Annual Meeting of Stockholders to be held on May 4, 1999, the Board of Directors has approved the nominations of Donald G. Barger, Jr., Michael J. Sebastian and Raymond R. Hipp, who are currently directors, each to serve for a three-year term expiring in 2002. The Board of Directors has also approved the nomination of Richard L. Thompson, who is currently a director, to serve a one-year term expiring in 2000. Mr. Thompson was appointed by the Board of Directors in November 1998 as a member of the class of directors with a term expiring in 2000. The Board of Directors provided that Mr. Thompson be nominated for election by stockholders at the next annual meeting.

    The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy, is required to elect each of the nominees to the director positions. If you return a proxy properly executed or vote your proxy using the telephone or Internet procedures available, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement.

    If any one of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable.

    The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting:

                       NOMINEES FOR ELECTION

     TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] DONALD G. BARGER, JR., age 56, has been a director of Gardner Denver since its spin-off from Cooper Industries, Inc. ("Cooper") in April 1994. He has held the position of Vice President and Chief Financial Officer of Hillenbrand Industries Inc. ("Hillenbrand"), a publicly traded holding company serving healthcare and funeral services, since March 1998. He served as Vice President, Chief Financial Officer of Worthington Industries, Inc. ("Worthington"), a publicly held manufacturer of metal and plastic products and processed steel products, from September 1993 until joining Hillenbrand. From 1986 until joining Worthington in 1993, Mr. Barger was Vice President-Controller of The BF Goodrich Company, a publicly held manufacturer of aerospace and specialty chemicals and plastics. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex Corporation ("Quanex"), a publicly held manufacturer of engineered steel bars, aluminum flat-rolled products, and engineered, fabricated-metal products.

[PHOTO] RAYMOND R. HIPP, age 56, has been a director of Gardner Denver since November 1998. Mr. Hipp serves as Chairman, President and CEO of Alternative Resources Corporation ("ARC"), a provider of information technology staffing and component outsourcing, a position he has held since August 1998. From August 1996 until joining ARC, Mr. Hipp was the President and CEO of ITI Marketing Services, Inc., a teleservices provider. Mr. Hipp was President of Comdisco Disaster Recovery Services, Inc., a wholly-owned subsidiary of Comdisco, Inc. ("Comdisco"), from 1980 until 1994. From 1984 to 1992, Mr. Hipp also served as the Senior Vice President of Comdisco. He was Executive Vice President and a director of Comdisco from 1992 until 1994. Mr. Hipp has a B.S. degree from Southeast Missouri State University and is a director of ARC.

[PHOTO] MICHAEL J. SEBASTIAN, age 68, has been a director of Gardner Denver since its incorporation in November 1993. He was previously Executive Vice President of Cooper from February 1982 until his retirement in August 1995. Mr. Sebastian has a B.S.M.E. degree from Santa Clara University and has completed the Harvard Business School's Advanced Management Program. Mr. Sebastian is a director of Cooper Cameron Corporation, a publicly held manufacturer of oil and gas pressure control equipment and gas turbines, compressors, reciprocating engines and turbochargers, and Quanex.

     TERM EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] RICHARD L. THOMPSON, age 59, was elected to the Gardner Denver Board of Directors in November 1998. Mr. Thompson is a Group President and Executive Office Member of Caterpillar Inc. ("Caterpillar"), with administrative responsibility for the gas turbine and reciprocating engine business, as well as corporate research and development activities. Mr. Thompson has held advancing levels of responsibility within Caterpillar since joining the company in 1983. Mr. Thompson earned a B.S. in electrical engineering and an M.B.A. from Stanford University and has completed the Caterpillar Advanced Management Program. Mr. Thompson presently serves on the Boards of Directors of Hindustan Powerplus Ltd., Lennox International, Inc. and Proctor Community Hospital. He is also a member of Bradley University's College of Business Administration Advisory Council and the Academy of Transportation to Russia.

    DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

      TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] ROSS J. CENTANNI, age 53, has been President and Chief Executive Officer and a director of Gardner Denver since its incorporation in November 1993. He has been Chairman of Gardner Denver's Board of Directors since November 1998. Prior to Gardner Denver's spin-off from Cooper, he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery Division, (the "Division"), where he also served as Director of Marketing from August 1985 to June 1990. Mr. Centanni was Director of Corporate Planning for Cooper from August 1981 until joining the Division in 1985. He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State University. Mr. Centanni is a director of Denman Services, Inc., a privately held supplier of medical products.

[PHOTO] ALAN E. RIEDEL, age 68, has been a director of Gardner Denver since its incorporation in November 1993 and served as Chairman of the Board of Directors from November 1993 until November 1998. Mr. Riedel was previously Vice Chairman of Cooper from August 1992 until his retirement in March 1994. From 1973 until August 1992, Mr. Riedel was Senior Vice President, Administration for Cooper. He has a B.A. degree in government and an Honorary Doctor of Laws degree from Ohio University and a J.D. degree from Case Western Reserve University School of Law. He has also completed the Harvard Business School's Advanced Management Program. Mr. Riedel is a director of Factory Mutual Insurance Company; Belden Inc., a publicly held manufacturer of electronic and electrical wire and cable; and The Standard Products Company, a publicly held manufacturer of rubber and plastic parts for the automotive industry. He is a trustee and former chairman of the Ohio University Foundation. Mr. Riedel currently is of counsel to Squire, Sanders and Dempsey L.L.P., which provided legal services to the Company during 1998 and continues to render such services to the Company.

        FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] FRANK J. HANSEN, age 57, has been a director of Gardner Denver since June 1997. He has been President, Chief Operating Officer and a member of the Board of Directors of IDEX Corporation ("IDEX"), a publicly held manufacturer of proprietary fluid handling and industrial products, since January 1998. Mr. Hansen was previously Senior Vice President of IDEX from July 1994 until his promotion. From June 1989 to July 1994, he was President of IDEX's Viking Pump Business Unit. Mr. Hansen has a B.S. degree in Business Administration from Portland State University, and also serves as a director of the Oakton Community College Educa-tional Foundation.

[PHOTO] THOMAS M. MCKENNA, age 61, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. Mr. McKenna is the President of United Sugars Corporation, a marketing cooperative which is one of the nation's largest sugar marketers to both the industrial and retail markets, a position he has held since December 1998. He was President and Chief Executive Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, from August 1993 until January 1998. Mr. McKenna joined Moorman as Executive Vice President and Chief Operating Officer in August 1991, was elected to the Board of Directors in November 1991 and was President and Chief Operating Officer from November 1992 through July 1993. On December 30, 1997, Moorman was acquired by Archer Daniels Midland Company. Mr. McKenna has a B.A. degree from St. Mary's College and an M.B.A. from Loyola University.

          COMMITTEES, COMPENSATION AND GOVERNANCE OF
                    THE BOARD OF DIRECTORS

    The Company's Board of Directors (the "Board") held seven meetings during 1998. The Board has a standing Audit and Finance Committee and a standing Management Development and Compensation Committee, each composed exclusively of nonemployee directors. During 1998, each director attended at least 75% of the meetings of the Board and the committees on which the director served. The Board does not have a standing Nominating Committee. Director nominations are made by the full Board.

    The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairman, Frank J. Hansen, Raymond R. Hipp and Michael
J. Sebastian, held three meetings during 1998. The functions of the Audit and Finance Committee are to instruct the independent auditors that the Board is the representative of the stockholders and as such is the client of the auditors; recommend the nomination of independent auditors for appointment by the Board; review the independence of the auditors, the planned scope and results of their examination and the scope of any significant non-audit work performed; review the scope and results of the Company's internal control activities; review accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required; hold conferences and reviews with the auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and report to the Board the results of such reviews and conferences; monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy; review information concerning environmental, legal and other matters which may represent material financial exposure; and submit to the Board any recommendations the Committee may have. The Audit and Finance Committee also oversees the Company's Pension Investment Committee in their establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

    The Management Development and Compensation Committee, currently composed of Alan E. Riedel, Chairman, Thomas M. McKenna and Richard
L. Thompson, held three meetings during 1998. The functions of the Management Development and Compensation Committee are to review and consider succession planning, executive performance, organizational structure and assist the Chief Executive Officer in developing recommendations in these areas for Board consideration; review and consult with the Chief Executive Officer concerning the selection of officers of the Company and establish reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits; designate those employees who will receive grants of stock options and other awards under the Company's Incentive Plan and the type and size of such grants; administer the Incentive Plan, including amendments and restatements as appropriate; and recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.

COMPENSATION OF DIRECTORS

    The Company's nonemployee directors each receive an annual retainer of $16,000. Additionally, nonemployee directors receive meeting attendance fees of $1,250 per meeting for board meetings and $1,000 per meeting for committee meetings. Directors are also reimbursed for reasonable expenses incurred in connection with attending board and committee meetings.

    The Gardner Denver, Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") has been established to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units".

    Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $4,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date. The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary), when the director ceases to be a director of the Company for any reason. Alternatively, a director may elect to have the fair market value of his account distributed in twelve or fewer equal monthly installments, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the thirty trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 15, 1999:

                                          PHANTOM STOCK
      NAME                                    UNITS
      ----                                -------------
Donald G. Barger, Jr....................      1,115
Raymond R. Hipp.........................        212
Frank J. Hansen.........................        348
Thomas M. McKenna.......................      3,888
Alan E. Riedel..........................      6,366
Michael J. Sebastian....................        656
Richard L. Thompson.....................        371
                                             ------
    Total...............................     12,956

    Under the Incentive Plan, each nonemployee director is automatically granted options to purchase 3,000 shares of the Company's Common Stock on the date immediately following the Annual Meeting of Stockholders. These options become exercisable one year from the date of grant, at the fair market value of the Common Stock on the date of the grant, and expire five years from the date of grant, subject to prior termination, under the terms of the Incentive Plan.

CORPORATE GOVERNANCE

    The Company's Board of Directors has adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. The policy describes the criteria for selection and retention of outside directors; factors to ensure the Board remains independent; administrative practices of the Board; and the composition and compensation of the Board. The policy requires that the majority of the Board be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, at least 50% of the number of nonemployee directors shall be actively employed.

                  SECURITY OWNERSHIP OF MANAGEMENT
                   AND CERTAIN BENEFICIAL OWNERS

    The Company maintains Stock Ownership Guidelines for its nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to one times his annual retainer by the end of his first year as a director and three times his annual retainer at the end of five years of service on the Board. The guidelines also require that the CEO maintain an equity interest equal to five times his annual base salary and each Corporate Vice President maintain an equity interest in the Company equal to three times his annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plan and the related Supplemental Excess Defined Contribution Plan ("Excess Defined Contribution Plan") are considered in determining compliance with these guidelines.

    The following table sets forth, as of March 15, 1999, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 1998 who is not a director and, (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of the dates indicated.

                                                                          AMOUNT AND NATURE OF
                                                                          BENEFICIAL OWNERSHIP
                                                              --------------------------------------------
                                                                                                 EMPLOYEE
                                                                 DIRECT                            401(K)        PERCENT
                 NAME OF BENEFICIAL OWNERS                    OWNERSHIP<F1>                       PLAN<F2>       OF CLASS
                 -------------------------                    -------------                       --------       --------
DIRECTORS
Donald G. Barger, Jr........................................  20,400<F3>,<F4>                                      <F*>
Ross J. Centanni............................................ 397,676<F3>,<F5>                     13,088           2.7%
Frank J. Hansen.............................................   5,900<F3>                                           <F*>
Raymond R. Hipp.............................................     -0-                                               <F*>
Thomas M. McKenna...........................................  15,780<F3>                                           <F*>
Alan E. Riedel..............................................  68,298<F3>,<F6>                                      <F*>
Michael J. Sebastian........................................  38,469<F3>                                           <F*>
Richard L. Thompson.........................................     700                                               <F*>

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)
Philip R. Roth..............................................  60,002<F3>                           1,907           <F*>
David Brown.................................................  10,167<F3>                             736           <F*>
J. Dennis Shull............................................. 133,776<F3>,<F7>                      5,480           <F*>
Helen W. Cornell............................................  96,224<F3>                           3,475           <F*>
All directors and executive officers as a group............. 953,000<F3>,<F4>,<F5>,<F6>,<F7>      28,885           6.3%


-------
<F*>  Less than 1%

<F1> Each beneficial owner has sole voting and investment power with respect to all shares except as indicated below.

                                 7

<F2> Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plan, which is a 401(k) plan, and the related Excess Defined Contribution Plan.

<F3> Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 15, 1999, as follows: 12,000 shares for Mr. Barger; 256,669 shares for Mr. Centanni; 3,000 shares for Mr. Hansen; 12,000 shares for Mr. McKenna; 3,000 shares for Mr. Riedel, 6,000 shares for Mr. Sebastian; 49,302 shares for Mr. Roth; 10,167 shares for Mr. Brown; 75,500 shares for Mr. Shull; 62,668 shares for Ms. Cornell; and 561,807 shares for the group.

<F4> Includes 150 shares owned by Mr. Barger's son, as to which Mr. Barger shares voting and investment power.

<F5> Includes 4,059 shares owned by Mr. Centanni's wife and children, as to which Mr. Centanni shares voting and investment power.

<F6> Includes 300 shares owned by Mr. Riedel's wife and 3,000 shares held in a non-profit charitable corporation, as to which Mr. Riedel shares voting and investment power, and 7,000 shares held in an IRA/Keough account.

<F7> Includes 684 shares owned by Mr. Shull's children, as to which Mr. Shull shares voting and investment power.

             NAME AND ADDRESS                    AMOUNT AND NATURE OF       PERCENT
           OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP       OF CLASS
           -------------------                   --------------------       --------
First Manhattan Company...................           2,196,375<F1>           14.6%
437 Madison Avenue
New York, New York

FMR Corporation...........................           1,076,155<F2>            7.1%
82 Devonshire Street
Boston, Massachusetts

Ira Sochet................................           1,027,494<F3>            6.8%
9350 South Dixie Highway
Miami, Florida

-------
<F1> Based on Schedule 13G filing, dated as of February 11, 1999, made by First
     Manhattan Company ("First Manhattan"). First Manhattan reported that it has sole voting and sole investment powers with respect to 217,800 shares, shared voting power as to 1,931,775 shares and shared investment power as to 1,978,575 shares. Of the shares beneficially owned, 610,200 shares are owned by family members of General Partners of First Manhattan. With respect to these 610,200 shares, First Manhattan disclaims beneficial ownership as to 135,000 shares and disclaims investment power as to 475,200 shares.

<F2> Based on Schedule 13G filing, dated as of February 1, 1999, made by FMR
     Corporation and certain of its affiliates, one of which is an investment advisor registered under the Investment Advisors Act of 1940 (collectively, "FMR"). FMR reported that it has neither sole nor shared voting power with respect to shares beneficially owned. FMR has sole investment power with respect to all shares beneficially owned.

<F3> Based on written confirmation received February 17, 1999, from Mr. Ira
     Sochet. Mr. Sochet previously filed an amended Schedule 13D, dated as of February 5, 1997, reporting that he has sole voting and investment powers with respect to all shares of Common Stock beneficially owned at that time. Mr. Sochet acknowledged in his written confirmation that he continues to have sole voting and investment powers with respect to all shares beneficially owned.

                 EXECUTIVE MANAGEMENT COMPENSATION

    The following tables present compensation earned by the Chief
Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 1998.

                                                     TABLE 1

                                           SUMMARY COMPENSATION TABLE
                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                 --------------
                                                      ANNUAL COMPENSATION          SECURITIES         ALL OTHER
                                                    -----------------------        UNDERLYING        COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      SALARY($)      BONUS($)      OPTIONS(#)<F1>        ($)<F2>
      ---------------------------         ----      ---------      --------      --------------      ------------
Ross J. Centanni........................  1998      $405,833       $531,000          50,000            $37,199
     Chairman, President & CEO            1997       325,833        420,000          45,000             31,313
                                          1996       275,000        370,000          90,001             28,575

Philip R. Roth..........................  1998       195,000        184,000          15,000             15,525
     Vice President, Finance & CFO <F3>   1997       185,000        150,000          15,001             13,275
                                          1996       114,577        110,000          45,001              5,156

David Brown.............................  1998       184,167        115,000           8,000             13,913
     Vice President & General Manager,    1997        74,423        125,000          22,501              3,349
       Blower Division <F3>

J. Dennis Shull.........................  1998       171,667        150,000          15,000             14,061
     Vice President & General Manager,    1997       150,000        140,000          11,251             11,925
       Compressor & Pump Division         1996       137,333        115,000          18,000             10,905

Helen W. Cornell........................  1998       132,500        115,000          11,000              9,149
     Vice President, Corporate Secretary  1997       108,000         70,000           7,501              7,110
       & Treasurer                        1996       100,500         50,000          18,000              6,998

-------
<F1> The Company effected a two-for-one stock split of its Common Stock on
     January 15, 1997 and a three-for-two stock split on December 29, 1997. Long term compensation awards have been restated to reflect the effect of these stock splits.

<F2> Amounts under "All Other Compensation" reflect the Company's contribution on behalf of each of the named executive officers to the Savings Plan and the related Excess Defined Contribution Plan.

<F3> Mr. Roth became an executive officer when he joined the Company in May
     1996. Mr. Brown became an executive officer when he joined the Company in August 1997.

                                                  TABLE 2

                                           OPTION GRANTS IN 1998
                                                                                                   POTENTIAL
                                   INDIVIDUAL GRANTS                                           REALIZABLE VALUE
---------------------------------------------------------------------------------------        AT ASSUMED ANNUAL
                                     NUMBER OF      % OF TOTAL                                  RATES OF STOCK
                                     SECURITIES      OPTIONS                                  PRICE APPRECIATION
                                     UNDERLYING     GRANTED TO   EXERCISE                     FOR OPTION TERM<F3>
                                      OPTIONS       EMPLOYEES     PRICE      EXPIRATION      ---------------------
              NAME                 GRANTED(#)<F1>    IN 1998    ($/SH)<F2>     DATE<F1>        5%($)       10%($)
              ----                 --------------   ----------  ----------   ----------      --------   ----------
Ross J. Centanni.................      50,000           19%       $26.84      03/02/08       $844,092   $2,139,099
Philip R. Roth...................      15,000            6         26.84      03/02/08        253,228      641,730
David Brown......................       8,000            3         26.84      03/02/08        135,055      342,256
J. Dennis Shull..................      15,000            6         26.84      03/02/08        253,228      641,730
Helen W. Cornell.................      11,000            4         26.84      03/02/08        185,700      470,602

-------
<F1> These options have a ten-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third annual anniversary dates following the date of grant.

<F2> The exercise price is equal to the average of the high and low price of the Company's Common Stock on the respective date of grant.

<F3> Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. The assumed market price of the stock, compounded annually at 5% per year for ten years, is $43.72, and $69.62 if compounded annually at 10% for ten years. At December 31, 1998, the market price of the stock was $14.34. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and are not intended to reflect future stock price appreciation for the Company's Common Stock.

                                                       TABLE 3

                                         AGGREGATED OPTION EXERCISES IN 1998
                                        AND DECEMBER 31, 1998 OPTION VALUES<F1>
                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                                DECEMBER 31, 1998(#)         AT DECEMBER 31, 1998($)<F3>
                             SHARES                            ----------------------        ---------------------------
                           ACQUIRED ON        VALUE
          NAME             EXERCISE(#)   RECEIVED($)<F2>      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
          ----             -----------   ---------------      -------------------------      ---------------------------
Ross J. Centanni.........    90,600        $2,417,888         195,001          110,001       $1,629,401        $169,071
Philip R. Roth...........     3,800            40,613          24,301           40,001           98,315          76,407
David Brown..............       -0-               -0-           7,500           23,001              -0-             -0-
J. Dennis Shull..........    52,500         1,223,880          60,750           28,501          551,849          33,813
Helen W. Cornell.........    22,773           570,038          50,501           22,000          455,004          33,813

-------
<F1> The Company effected a two-for-one stock split of its Common Stock on
     January 15, 1997 and a three-for-two split on December 29, 1997. The number of shares acquired on exercise, the number of securities underlying unexercised options and the related exercise prices have been adjusted to reflect these stock splits.

<F2> The value received for shares acquired on exercise in 1998 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on the exercise date, and the option exercise price.

<F3> The value of the unexercised in-the-money options at December 31, 1998 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on December 31, 1998 ($14.34), and the option exercise prices.

                REPORT OF THE MANAGEMENT DEVELOPMENT
        AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. Annually, the Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and grants of awards under the Incentive Plan. These elements are blended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

    The Company maintains a compensation plan for executives that consists of (i) base salary, (ii) annual incentive compensation through bonus opportunities and (iii) long-term incentives, currently in the form of stock option grants. The Company hired Frederic W. Cook & Co., Inc. ("Cook & Co.") in 1998 to review the Company's existing executive compensation practices and mix of pay, i.e., salary, bonus and long-term incentive, for competitiveness with peer companies and with a broad group of manufacturing companies. Cook & Co. confirmed to the Company that such practices were consistent with the Company's goal of attracting and retaining the best qualified executives.

BASE SALARY

    The Committee establishes a base salary for each executive officer at approximately the market median salary level for similar positions in independent manufacturing companies with annual revenues generally comparable to those of the Company. In 1998, the Committee utilized three surveys selected by its independent compensation consultant in determining the market median salary level for each executive officer. This data was used in a regression analysis to project the salary, bonus and total annual cash compensation paid to executives of companies with annual revenues of approximately $400 million. Cook & Co. also provided specific comparisons of several peer companies' compensation practices for each company's CEO and four most highly compensated officers. The comparative data and results of the regression analysis were combined to calculate competitive consensus data, benchmark the compensation practices of the Company and develop compensation recommendations for each of the executives for 1998.

ANNUAL INCENTIVE COMPENSATION

    An annual cash bonus opportunity is awarded at the discretion of the Committee. This bonus is designed to relate the executive's annual compensation to overall corporate and individual performance. The bonus award is based on goals established by the Committee that combine personal performance as well as corporate, and if applicable, division, performance during the bonus year. These goals are determined in the first quarter of the bonus year. The calculation of the annual cash bonus utilizes a target bonus concept, tempered by the Committee's judgment. A target bonus, expressed as a percentage of annual base salary, is specified for each executive officer, corresponding to median cash bonus payments made by comparable companies based upon the competitive consensus data for similar positions.

    Except for the Division General Managers, corporate performance was judged based on a combination of diluted earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 1998. Both diluted earnings per share and cash flow were adjusted to exclude extraordinary transactions such as the financial effect of the acquisition completed in March 1998 and a share repurchase program, since these items were not known at the time bonus targets were determined. Diluted earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to the acquisition completed in March. Bonus payments increase as performance levels increase, and could range from zero if cash flow was less than $16.5 million and diluted earnings per share was less than $1.70, to a maximum payment if cash flow was at least $25.2 million and diluted earnings per share was at least $2.30. The maximum bonus payment, which is 250% of the median cash bonus payment for comparable size companies, results in total cash compensation for the executive officers in the 75th percentile or higher of the competitive consensus data.

    The bonus payments for 1998 would have provided market median compensation if the Company had generated diluted earnings per share of $2.00 in 1998 and $17.2 million of free cash flow. Bonus payments between the 50th and 75th percentiles resulted from the $2.22 diluted earnings per share (excluding the earnings provided by the acquisition and the effect of the share repurchase program) and $31.1 million of cash flow (excluding funds utilized in completing the acquisition) achieved in 1998.

    Bonus payments for the Division General Managers were determined based on a combination of the corporate, division and individual performance. Corporate performance was judged based on diluted earnings per share (weighted at 40%). Division performance for each General Manager was assessed based on the respective division's earnings before interest, taxes, depreciation and amortization (weighted at 40%) and a second division-specific performance objective (weighted at 20%). The successful relocation of the centrifugal manufacturing operation and Blower Division headquarters to Peachtree City, Georgia and the level of Compressor and Pump Division's gross inventory at December 31, 1998 were the division-specific objectives in 1998.

    The Committee has the ability to vary formula outcomes to further reflect the degree of achievement of personal performance goals and overall perceived contributions by each participant. In reviewing individual contributions, the Committee evaluated the performance of each executive against specific, predetermined goals that had been agreed upon with respect to that executive. This process did not involve the use of specific formulas or the assignment of weights to specific factors. In making its determinations for executives other than Mr. Centanni, the Committee also considered the advice and recommendation of Mr. Centanni.

LONG-TERM INCENTIVES

    Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position and to provide incentives for specific employee performance. In selecting the recipients and size of awards, the Committee views each recipient's opportunity for significant contribution to the Company's future growth and profitability.

    The Committee currently utilizes stock options to provide the named executives and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni, based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 1998, the stock option grants approximated the median grants for the competitive consensus data. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 1998, the Committee granted options with ten-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

COMPENSATION OF CEO

    Mr. Centanni's base salary in 1998 was determined as described above. His annual bonus opportunity depended upon the corporate and his individual performance. In considering Mr. Centanni's individual performance for purposes of the annual bonus, the Committee considered the degree of achievement of diluted earnings per share and free cash flow goals established by the Committee as well as individual goals agreed upon between the Committee and Mr. Centanni. The successful relocation of the centrifugal blower manufacturing facility to Georgia; further implementation of SAP, an enterprise-wide software system; integration of recent acquisitions; and related achievements were carefully considered by the Committee. The Committee did not assign weights or apply any formula to these factors. In determining the 1998 stock option grant, the Committee considered the range of option grants for CEOs in the competitive consensus data as presented by Cook & Co. and set Mr. Centanni's grant at the minimum of the range of the option grants presented.

OTHER

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of compensation paid to specified executive officers. All compensation paid in 1998 to the Company's executive officers, including the compensation element of shares received under the Company's Incentive Plan, qualified for deduction under Section 162(m).

Alan E. Riedel, Chairman

Thomas M. McKenna

Richard L. Thompson

                      STOCK PERFORMANCE GRAPH

    The Common Stock of the Company was registered under the Securities Exchange Act of 1934, effective March 31, 1994, and trading of such Common Stock began April 18, 1994, on a when-issued basis. The following table compares the cumulative total stockholder return for the Company's Common Stock on an annual basis through December 31, 1998 to the cumulative total returns for the same periods of the (a) Standard & Poor's 500 Stock Index; (b) Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company; and (c) Standard & Poor's SmallCap 600, an industry index which includes the Company's Common Stock as of August 26, 1998. All information presented assumes the reinvestment of dividends.

                              [GRAPH]

------------------------------------------------------------------------------------------
                     03/31/94    12/30/94    12/29/95    12/31/96    12/31/97    12/31/98
------------------------------------------------------------------------------------------
     Gardner Denver    $100        $100        $190        $342        $759        $442
            S&P 500    $100        $105        $145        $178        $238        $306
 MidCap Specialized    $100         $95        $116        $148        $165        $143
       SmallCap 600    $100        $101        $131        $158        $199        $196
------------------------------------------------------------------------------------------

<F1> The cumulative total return on the Company's Common Stock is reflected to begin as of the effective date of its registration under the Securities Exchange Act of 1934, March 31, 1994, but is based on the closing price of the first date of trading, April 18, 1994. Comparative cumulative total return data is calculated based on an investment on April 1, 1994.

                EMPLOYEE AND EXECUTIVE BENEFIT PLANS

    In addition to the Incentive Plan discussed elsewhere in this Proxy Statement and group health, hospitalization and life insurance plans generally available to all employees, the Company also provides the following plans for the benefit of employees and executive officers.

SAVINGS PLAN

    The Savings Plan, which is intended to qualify under Section 401(k) of the Code, is administered by the Management Development and Compensation Committee of the Board of Directors. All employees, including officers of the Company, are eligible to participate in the Savings Plan, except that employees covered by a collective bargaining agreement may participate only if such agreement specifically provides for participation in the Savings Plan. Under the Savings Plan, each participating employee may elect to reduce his or her salary by up to 16%, subject to certain limitations set forth in the Code, and have such amount contributed to the Savings Plan. The Company makes matching contributions to the Savings Plan in an amount equal to 100% of each participant's elective contributions up to 3% of such participant's compensation, and in an amount equal to 50% of each participant's elective contributions greater than 3%, up to 6% of the participant's annual compensation. Contributions by participants in excess of 6% of annual compensation are not matched by the Company. The Company maintains the Excess Defined Contribution Plan that provides to certain employees (including those named in the Summary Compensation Table ) benefits of the Savings Plan that cannot be provided by a qualified defined contribution plan due to Code provisions.

    A participant's elective contributions and the Company's matching contributions are fully vested when they are made. Participants are able to direct the investment of their contributions among eight investment funds, while the Company's matching contributions must be invested in Common Stock of the Company.

RETIREMENT PLANS

    The Company maintains the Gardner Denver, Inc. Pension Plan (the "Pension Plan") and the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of all salaried employees and certain hourly employees as defined in the Pension Plan.

    Under the Pension Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid in excess of the Social Security wage base, annually to each individual's account. For this purpose, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant in the Pension Plan, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year for the executives named in the Summary Compensation Table.

    Employees who were formerly employees of Cooper were credited in the Pension Plan for service while employed by Cooper. Benefits for service through December 31, 1993 were determined under the Cooper Salaried Employees' Pension Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of accrued liabilities for all participants, plus a pro rata portion of the Cooper plan excess assets, were transferred from the Cooper pension trust to a trust established by Gardner Denver for the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of a level annuity with or without survivorship or a lump-sum payment. The Company will maintain the status of the plan as a qualified defined benefit plan through sufficient contributions to a trust fund to meet the minimum requirements under the Code.

    The Company also maintains the Excess Defined Benefit Plan. The Excess Defined Benefit Plan is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Under the Excess Defined Benefit Plan, the Company credits 12% of annual compensation paid in excess of $160,000 to the individual accounts of the participating employees, including those named in the Summary Compensation Table. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

    For each of the individuals named in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit
Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 1998 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 1998 and 1997, and an interest rate of 6.0%.

                                   YEARS OF
                                   CREDITED           YEAR
                                SERVICE AS OF      INDIVIDUAL    ESTIMATED ANNUAL
                                MARCH 15, 1999   REACHES AGE 65  BENEFIT AT AGE 65
                                --------------   --------------  -----------------
Ross J. Centanni..............        19              2010           $167,957
Philip R. Roth................         2              2016             75,058
David Brown...................         1              2013             50,160
J. Dennis Shull...............        23              2014             83,474
Helen W. Cornell..............        10              2023             93,753

STOCK REPURCHASE PROGRAM FOR EXECUTIVE OFFICERS

    The Company has established Common Stock ownership guidelines as part of its Corporate Governance Policy and previously granted stock options under the Incentive Plan to promote the Company's long-term interests. Executive officers have exercised a portion of such stock options in accordance with the Incentive Plan and applicable stock option agreements. The cumulative increase in the market price of the Company's Common Stock since such stock options were granted resulted in the imposition of significant alternative minimum taxes on these employees. Therefore, the Company has established a Stock Repurchase Program for its executive officers, to provide a means for them to sell Gardner Denver Common Stock and obtain sufficient funds to meet alternative minimum tax obligations which arise from the exercise of incentive stock options. The program is intended to mitigate any potential disruption to an orderly trading market in the Company's Common Stock, which could result if the executives' trades were effected through securities brokers, in the context of the Company's relatively small average trading volume. The sales price under this program is the average of the high and low sales prices of the Company's Common Stock on the composite tape of the New York Stock Exchange on the date of the repurchase. The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day.

MANAGEMENT CONTINUITY AGREEMENTS

    The Company has a Management Continuity Agreement (the
"Agreement") with each of the individuals named in the Summary
Compensation Table. The purpose of the Agreement is to encourage each of the executive officers to continue to carry out the officer's duties in the event of a possible change in control of the Company.

    Benefits are payable under the Agreement only if a "Change of Control" has occurred and within two years the officer's employment is terminated (a) by the Company or its successor for reasons other than "cause," or (b) voluntarily by the officer for "good reason," in each case as defined in the Agreement. A "Change of Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 20% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs. The principal benefits to be provided to the officers under the Agreements are (i) a lump sum payment equal to a year's compensation (base salary and incentive compensation) multiplied by a factor of two, and (ii) continued participation in the Company's other employee benefit programs for two years following termination, but not beyond age 65.

               AMENDMENT TO THE INCENTIVE PLAN

    The Incentive Plan was adopted by the Board of Directors of the Company and by Cooper, as the sole stockholder, in December 1993. The Incentive Plan was amended by the stockholders of the Company in May 1996 and by the Board in November 1998. At its March 2, 1999 meeting, the Board of Directors, subject to the approval of the stockholders, adopted an amendment to the Incentive Plan as described below:

DESCRIPTION OF AMENDMENT

    It is proposed that the Incentive Plan be amended to increase the number of shares of Common Stock as to which awards may be granted. The Incentive Plan currently provides for the issuance of 2,250,000 shares. As of March 3, 1999, 899,217 shares had been issued upon the exercise of options granted under the Incentive Plan; there were outstanding options to purchase 1,249,701 shares of Common Stock and only 101,082 shares remained available for grants. The proposed amendment would increase the number of shares available for issuance by 500,000, which number would be added to the number of shares remaining available for issuance on the date immediately prior to the 1999 Annual Meeting of Stockholders. The closing price of the Company's Common Stock as quoted on the New York Stock Exchange on March 3, 1999 was $12.00.

    The Board believes stock options are a useful form of incentive compensation and increasing the number of shares issuable under the Incentive Plan would permit the Company to continue to provide such incentives in the future. Accordingly, the Incentive Plan is proposed to be amended so that Section 5.1 would read as follows:

        5.1. The aggregate number of shares of Common Stock available for grant of awards under the Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 1999 Annual Meeting of Stockholders plus 500,000, subject to the adjustments provided for in Section 15 hereof. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

MATERIAL TERMS OF THE INCENTIVE PLAN

  Purpose and Administration

    The Incentive Plan was established to promote the long-term financial interests of the Company, including its growth and performance, by encouraging its employees to acquire an ownership interest in the Company, enhancing the Company's ability to attract and retain employees of outstanding ability and aligning employees' interests with those of the Company's stockholders.

    The Incentive Plan is administered by the Management Development and Compensation Committee of the Board of Directors. Except with respect to nonemployee director stock options, the Committee is authorized to determine who may participate in the Incentive Plan, the number and types of awards to be made to each participant and the terms, conditions and limitations applicable to each award, as set forth in an award agreement. The Committee designates participants from those employees who have demonstrated significant management potential or who have the capacity for a substantial contribution to the successful performance of the Company.

  Awards

    Awards granted to employees under the Incentive Plan may consist of stock options, stock appreciation rights, restricted stock grants and performance shares.

    Stock options may be in the form of incentive stock options or nonstatutory stock options. Options are exercisable at such times and in such installments as are determined by the Committee, provided that no stock option is exercisable more than ten years after the date of the grant. Options generally may not be exercised following termination of service, except due to retirement, disability or death. The option exercise price is established by the Committee, but it can not be less than the fair market value on the date of grant. Payment of the option exercise price is made at the time of exercise and may be in cash, shares of Common Stock or a

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combination thereof. The Committee may grant nonstatutory stock options which are transferable to family members or entities which are exclusively family-related for estate tax planning purposes.

    Stock appreciation rights granted under the Incentive Plan entitle the participant to receive a payment equal to the increase, as of the date of exercise or surrender, in the fair market value of a stated number of shares of Common Stock over the option or base price stated in an award agreement. Stock appreciation rights may be granted in tandem with stock options or alone. A tandem stock appreciation right is exercisable only to the extent that the related stock option is exercisable. Upon the exercise of a tandem stock appreciation right, the related stock option is automatically canceled to the extent of the number of stock appreciation rights exercised. Stock appreciation rights may not be exercised earlier than six months after grant.

    Restricted stock awards granted under the Incentive Plan are subject to forfeiture under such conditions and for such period of time as the Committee may establish at the time of grant. Such conditions may include restrictions on transferability, requirements of continued employment and individual or Company performance. During the period in which any shares of Common Stock are subject to forfeiture restrictions, the Committee may grant to the participant all or any of the rights of a stockholder with respect to such shares.

    Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance targets during a performance period established by the Committee. At the end of the performance period, any performance shares earned are converted into Common Stock, cash or a combination of both. A participant must be an employee at the end of the performance period to receive the performance shares unless the participant dies, retires, becomes disabled or with the Committee's consent ceases to be an employee prior to the end of the period.

  Nonemployee Director Stock Options

    Under the Incentive Plan each nonemployee director automatically receives a grant of stock options on the date following each Annual Meeting of Stockholders. Nonemployee director stock options become exercisable on the first anniversary of the date of grant and terminate upon the expiration of five years from such date. If a person ceases to be a nonemployee director by virtue of death, disability or retirement, outstanding options generally remain exercisable for a period of one year (but not later than the expiration date of the options). If a nonemployee director's service terminates for any other reason, options not then exercisable are canceled and options that are exercisable may be exercised at any time within 90 days after such termination (but not later than the expiration date of the options). The option exercise price of a nonemployee director stock option is the fair market value on the date of grant. Options granted to nonemployee directors are not transferable by the director except by will or the laws of descent and distribution.

  Effect of Change of Control

    The Incentive Plan provides for the acceleration of certain benefits in the event of a "Change of Control" (as defined in the Incentive Plan) of the Company. Upon the occurrence of a Change of Control, options held by employees but not yet exercisable and options held by nonemployee directors will be canceled in exchange for a cash payment as set forth in the Incentive Plan. In addition, upon a Change of Control all stock appreciation rights that have not been granted in tandem with options and that have been outstanding for at least six months will become exercisable in full, restrictions on restricted stock will lapse and all performance shares will be deemed to be earned in full.

  Federal Income Tax Consequences

    In general, the grant of a stock option will not be a taxable event to a recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of a stock option, and the subsequent disposition of Common Stock acquired on exercise of such an option depend in part on whether the option is an incentive stock option or a nonstatutory stock option.

    Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price. The Company will be able to claim a deduction in an equivalent amount, provided it satisfies federal income tax withholding requirements. Any gain or loss upon a subsequent sale or exchange of the

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

Common Stock will be capital gain or loss, long-term or short-term depending on the holding period for the Common Stock.

    Generally, a participant will not recognize ordinary income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or, in certain circumstances, for a limited period of time thereafter. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If the sale of shares acquired under an incentive stock option does not occur within two years after the date of grant and within one year after the date of exercise, any gain or loss realized will be treated as a long-term capital gain or loss. If a disposition occurs prior to the expiration of these one-year or two-year holding periods, the participant recognizes ordinary income at the time of disposition, and the Company is entitled to a deduction, in an amount equal to the excess of the fair market value of the Common Stock at the date of exercise (or the fair market value of the Common Stock on the disposition date, if lower) over the exercise price.

    A participant who receives shares of restricted stock generally will recognize ordinary compensation income at the time the restrictions on transferability lapse, based on the fair market value of the Common Stock at that time. This amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant and generally deductible by the Company. Alternatively, a participant may elect immediate recognition of income at the time of receipt of restricted stock. In such event, the participant will recognize the fair market value of the restricted stock at the time of grant as income, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to these shares will not be deductible by the Company. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

    Generally, when a participant receives payment with respect to a stock appreciation right granted to him under the Incentive Plan, the amount of cash and the fair market value of the Common Stock received will be ordinary compensation income to such participant and will be allowed as a deduction for federal income tax purposes by the Company.

  Other Provisions

    The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Incentive Plan. The Committee may permit a participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

    The Company's Board of Directors may amend, suspend or terminate all or any portion of the Incentive Plan at any time, subject to stockholder approval in certain instances. If not terminated earlier by the Company, the Incentive Plan will expire on December 22, 2003. No suspension or termination of the Incentive Plan will alter the rights of any participant with respect to any award outstanding, and no amendment of the Incentive Plan will alter the rights of any participant with respect to any award outstanding, unless such amendment is approved by the participant.

    Approval of the Amendment requires the affirmative vote of a majority of the Common Stock represented at the meeting. Dissenting votes do not give rise to appraisal or other similar rights on the part of dissenting stockholders.

    The Board of Directors believes that the adoption of the Amendment will be in the best interests of the stockholders and, accordingly, recommends a vote FOR this proposal, which is Item 2 on the proxy card. Proxies received in response to the Board's solicitation will be voted FOR approval of the Amendment if no specific instructions are included for Item 2.

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          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company employed Arthur Andersen LLP ("Arthur Andersen") to perform the annual audit and to render other services for 1998, and the Board of Directors has reappointed Arthur Andersen to render these same services in 1999. Representatives of Arthur Andersen will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Public Accountants contained in the 1998 Annual Report to Stockholders, which accompanies this Proxy Statement. Representatives of Arthur Andersen will have the opportunity to make a statement, if they desire to do so.

          STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholders' proposals intended to be presented at the 2000 Annual Meeting must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 27, 1999 for inclusion in the Company's proxy materials for that meeting. Any stockholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be received by the Company no later than March 5, 2000, or such proposal will be considered untimely. If a stockholder proposal is received after March 5, 2000, the Company may vote all of the shares for which it has received proxies for the 2000 Annual Meeting in its discretion as to the proposal.

                                          GARDNER DENVER, INC.


                                          Helen W. Cornell
                                          Vice President, Corporate
                                            Secretary

March 26, 1999

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                         GARDNER DENVER, INC.

                       LONG-TERM INCENTIVE PLAN
(As amended May 7, 1996, May 4, 1998, November 2, 1998 and May 4, 1999)
    (Adjusted to reflect two-for-one stock split January 15, 1997 and three-for-two stock split December 29, 1997)

1.     PURPOSE

       The purpose of the Gardner Denver, Inc. Long-Term Incentive Plan (the "Plan") is to promote the long-term financial interests of Gardner Denver, Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2.     DEFINITIONS

       2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

       2.2 "Award" means any form of stock option, stock appreciation right, restricted stock award, or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

       2.3 "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

       2.4  "Board" shall mean the Board of Directors of the Company.

       2.5 "Change of Control" means a change in control of the Company (other than the initial distribution of Common Stock by Cooper Industries, Inc.) of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to
Item 6(e) of Schedule 4A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the

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

nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

       2.6 "Change of Control Price" means the higher of (i) the Fair Market Value on the date of determination of the Change of Control or
(ii) the highest price per share actually paid for the Common Stock in connection with the Change of Control of the Company.

       2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       2.8 "Committee" means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the members of the Committee qualify as disinterested administrators under Rule 16b-3 of the Exchange Act.

       2.9 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

       2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       2.11 "Fair Market Value" means the average of the high and low price of a share of Common Stock as reported on the composite tape for securities listed on the Stock Exchange for the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

       2.12 "Participant" means an officer or employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan, and nonemployee directors of the Company to the extent provided in
Section 11 hereof.

       2.13 "Stock Exchange" means the composite tape of the New York Stock Exchange ("NYSE") or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

3.     ADMINISTRATION

       3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee.

       3.2 Subject to the provisions of the Plan, the Committee (i) shall select the Participants, determine the type of Awards to be made to Participants, determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any Administrative Policies, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive, provided, however, that no action shall be taken which will prevent the options granted under Section 11 or any Award granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16(b)-3 of the Exchange Act or any subsequent comparable rule.

       3.3 In order to enable Participants who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.     ELIGIBILITY

       All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. Participants may receive one or more Awards under the Plan. Directors of the Corporation other than directors who are employees of the Corporation shall be eligible only to receive stock options pursuant to Section 11 hereof.

5.     SHARES SUBJECT TO THE PLAN

       5.1 The aggregate number of shares of Common Stock available for grant of Awards under the Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 1999 Annual Meeting of Stockholders plus 500,000, subject to the adjustments provided for in Section 15 hereof. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

       5.2 Shares of Common Stock subject to an Award that expires unexercised or that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Common Stock, shall thereafter again be available for grant under the Plan, provided that if the Participant who had been granted such Award (i) was an officer subject to the provisions of Section 16(b) of the Exchange Act and (ii) received benefits of ownership of such shares for purposes of Section 16(b) of the Exchange Act (such as dividends with respect to forfeited shares of restricted stock),

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

such shares shall not thereafter be available for grant under the Plan to officers subject to the provisions of Section 16(b) of the Exchange Act.

6.     AWARDS

       Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, restricted stock grants and performance shares; provided that no participant may be granted Awards during any calendar year with respect thereto in excess of 180,000 shares of Common Stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

7.     STOCK OPTIONS

       7.1 Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of
Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

       7.2 Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the Fair Market Value on the date of the stock option's grant subject to adjustment as provided in Section 15 hereof.

       7.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be granted only to full time employees of the Company and its subsidiaries within the meaning of
Section 424 of the Code. The aggregate Fair Market Value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

       7.4 Payment. Upon exercise, a Participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

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

       7.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, establish such other terms, conditions or restrictions, if any, on any stock option award, provided they are consistent with the Plan. The Committee may condition the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

8.     STOCK APPRECIATION RIGHTS

       8.1 Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"); provided, however, that Freestanding SARs shall be granted only to Participants who are foreign nationals or are employed outside of the United States, or both, and as to whom the Committee determines the interests of the Company could not as conveniently be served by the grant of other forms of Awards under the Plan. A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the Fair Market Value on the date of exercise.

       8.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option shall be cancelled automatically to the extent of the number of SAR's exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

       8.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value on the date of the award of the Freestanding SAR.

       8.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

       8.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine such other terms, conditions and restrictions, if any, on any SAR Award, provided they are consistent with the Plan.

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

9.     RESTRICTED STOCK AWARDS

       9.1 Grants. Awards may be granted in the form of restricted stock ("Restricted Stock Awards"). Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

       9.2 Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant, except that each restriction period shall not be less than 12 months.

       9.3 Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

       9.4 Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.

10.    PERFORMANCE SHARES

       10.1 Grants. Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance targets during a performance period as established by the Committee ("Performance Shares").

       10.2 Performance Criteria. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. As used herein, the term "Performance Period" means the period during which a Performance Target is measured and the term "Performance Target" means the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. A Performance Target shall be based upon one or any combination of the following goals or business criteria: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per share of the Company's Common Stock; (v) the Company's return on equity; (vi) cash flow of the Company; or (vii) Company stockholder total return. The Committee shall be permitted to make adjustments when determining the attainment of a Performance Target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) to the extent applicable.

Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 10.2 also shall be applicable to grants of Restricted Stock Awards make under Section 9 hereof to the extent such Restricted Stock Awards are subject to the financial performance of the Company. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Award payments made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to
Section 5 hereof.

       10.3 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine the manner of payment of Awards of Performance Shares and other terms, conditions or restrictions, if any, on any Award of Performance Shares, provided they are consistent with the Plan.

11.    DIRECTORS' STOCK OPTIONS

       11.1 Grants. Awards may be granted to nonemployee directors only in the form of stock options satisfying the requirements of this Section 11 ("Director Stock Options"). Subject to Section 15 hereof, on the date following the commencement of the Company's annual meeting of stockholders each year, there shall be granted to each nonemployee director an option to purchase 3,000 shares of Common Stock. All such options shall be nonstatutory stock options.

       11.2 Option Exercise Price. The option exercise price of Director Stock Options shall be 100 percent of the Fair Market Value on the date such options are granted. The Committee shall be authorized to compute the price per share on the date of grant. Payment of the option exercise price may be made in cash or in shares of Common Stock or a combination of cash and Common Stock.

       11.3 Option Agreement. Director Stock Options shall be evidenced by an Award Agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 11, as shall be approved by the Committee from time to time and executed on behalf of the Company by its chief executive officer.

       11.4 Terms and Conditions of Director Stock Option. Director Stock Options shall become fully exercisable on the first anniversary of the date of grant and shall terminate upon the expiration of five years from the date of grant. To the extent an option is not otherwise exercisable at the date of the nonemployee director's retirement under a retirement plan or policy of the Company, it shall become fully exercisable upon such retirement provided, however, that Director Stock Options shall not become exercisable under this sentence prior to the expiration of six months from the date of grant. Upon such retirement, such options shall be exercisable for a period of one year, subject to the original term thereof. Options not otherwise exercisable at the time of the disability or death of a nonemployee director during continued service with the Company shall become fully exercisable upon his disability or death, unless the date of disability or death occurs prior to the expiration of six months from the date of grant. Upon the disability or death of a nonemployee director while in service as a director, such options shall remain exercisable (subject to the original term of the option) for a period of one year after the date of disability or of death. To the extent an option is exercisable on the date a director ceases to be a director (other than by reason of disability, death or retirement), the option shall continue to be exercisable (subject to the original term of the option) for a period of 90 days thereafter.

       11.5 Transferability. No option shall be transferable by a nonemployee director except by will or the laws of descent and distribution, and during the director's life time options may be exercised only by him or his legal representative.

       11.6 Change of Control. Director Stock Options not otherwise exercisable at the time of a Change of Control shall become fully exercisable upon such Change of Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant. In the case of a Change of Control:

       (i) The Company shall make payment to directors with respect to Director Stock Options in cash in an amount equal to the appreciation in the value of the Director Stock Option from the option exercise price specified in the Award Agreement to the Change of Control Price.

       (ii) The cash payments to directors shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change of Control; and

       (iii) After the payment provided for in (i) above, nonemployee directors shall have no further rights under Director Stock Options outstanding at the time of such Change in Control.

       11.7 Initial Grant to Directors. Effective on the date for the distribution of the Common Stock by Cooper Industries, Inc. ("Distribution Date"), each nonemployee director shall be granted an option for 2,000 shares of Common Stock at an exercise price equal to the average closing price of the Common Stock for the 30 trading days beginning five days after the Distribution Date. The options will become exercisable on the first anniversary of the date of grant and will expire five years after the date of grant. Pursuant to Section 15 of the Plan, each Initial Grant to nonemployee directors that was outstanding on January 15, 1997 was increased to 4,000 shares and to 6,000 shares on December 29, 1997. Except as provided in this Section 11.7, the terms and conditions of the initial options shall be as set forth in Section 11 of the Plan.


12.    DIVIDENDS AND DIVIDEND EQUIVALENTS; DEFERRALS

       12.1 If an Award is granted in the form of a Restricted Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine.

       12.2 The Committee may permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under Administrative Policies established by the Committee. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

13.    TERMINATION OF EMPLOYMENT

       The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Company or its subsidiaries due to death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Company or its subsidiaries.

14.    ASSIGNMENT AND TRANSFER

       The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, grant stock options to one or more executive officers of the Company on terms that permit the stock options to be transferred by any such executive officer, for estate planning purposes, to (a) the executive officer's spouse, children, grandchildren, parents, siblings, stepchildren, stepgrandchildren or in-laws ("Family Members"), (b) entities that are exclusively family-related, including trusts for the exclusive benefit of Family Members and limited partnerships or limited liability companies in which Family Members are the only partners or members, or (c) such other persons or entities specifically approved by the Committee. The terms and conditions applicable to the transfer of any such stock options shall be established by the Committee, in its discretion but consistent with this Section 14, and shall be contained in the applicable stock option agreement between the Company and the executive officer.

15.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

       In the event of any change in the outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee, whose determination shall be final.

16.    WITHHOLDING TAXES

       The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

17.    REGULATORY APPROVALS AND LISTINGS

       Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the Stock Exchange and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

18.    NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

       No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.    CHANGE OF CONTROL

       In the event of a Change of Control, (i) all SARs which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full,
(ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (iii) all Performance Shares shall be deemed to be earned in full and all Performance Shares granted in the form of share units shall be paid in cash, and (iv) any Participant who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

20.    AMENDMENT

       The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act; and provided further, that the provisions of Section 11 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

21.    GOVERNING LAW

       The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

22.    RIGHTS AS SHAREHOLDER

       Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder until he or she becomes the holder of record. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

23.    EFFECTIVE DATE

       The Plan shall be effective upon approval by the Board and approval by the holders of a majority of the shares of Common Stock. Subject to earlier termination pursuant to Section 20, the Plan shall have a term of 10 years from its effective date. After termination of the Plan, no future Awards may be granted but previously made Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

24.    INITIAL GRANT OF STOCK OPTIONS

       Notwithstanding the provisions of Section 7 of the Plan, an initial grant of options for the aggregate amount of 675,000 shares of Common Stock (adjusted for the two stock splits completed in 1997) shall be made on December 31, 1993 to the persons and in the amounts shown on Exhibit A attached hereto. The initial options shall have an exercise price equal to the average closing price of the Common Stock for the 30 trading days beginning five days after the date of the distribution of Common Stock by Cooper Industries, Inc. (adjusted for the two stock splits completed in 1997). The options will expire on December 31, 1998 and shall vest as to one-third of such options on each of the first three anniversaries of the date of grant.

                           GARDNER DENVER, INC.
                               COMMON STOCK
       PROXY/VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                               MAY 4, 1999


     The undersigned (the "stockholder"), having received the Notice
P    and Proxy Statement for the Annual Meeting of Stockholders,
R    appoints Ross J. Centanni, Philip R. Roth and Helen W. Cornell,
O    and each or any of them, as proxies, with full power of
X    substitution, to represent the stockholder and to vote all shares
Y of Common Stock of Gardner Denver, Inc. which the stockholder is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 4, 1999 at 1:30 p.m., local time, and any and all adjournments of the meeting, in the manner specified.

     Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting, other than as set forth on this card.

     PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8615, EDISON, NEW JERSEY, 08818-9123.


     Comments:                                             -------------
              -----------------------------------------     SEE REVERSE
     --------------------------------------------------         SIDE
     --------------------------------------------------    -------------
     (If you have written in the above space, please mark the "comments" box on the reverse side of this card.)

                          * DETACH PROXY CARD *



     [GARDNER
         DENVER LOGO]             STOCKHOLDER INFORMATION



     CORPORATE OFFICES            TRANSFER AGENT AND REGISTRAR

     Gardner Denver, Inc.         First Chicago Trust Company of New York
     1800 Gardner Expressway      c/o EquiServe
     Quincy, Illinois 62301-9464  P.O. Box 2500
     (217) 222-5400               Jersey City, New Jersey  07303-2500
     E-mail address:              (800) 519-3111
      mktg@gardnerdenver.com      (201) 324-1225
                                  (201) 222-4955 (for the hearing impaired)
                                  E-mail address:  fctc@em.fcnbd.com

INTERNET ACCESS

For Internet access to information on your Gardner Denver investment, contact our transfer agent at (877) 843-9327 for a personal identification number and visit their web site at http://www.fctc.com.

NEWS RELEASES BY FAX

News releases, including the quarterly earnings release, are available by fax, without charge, by calling (800) 758-5804, extension 303875, or by visiting our homepage at HTTP://WWW.GARDNERDENVER.COM.

MARK YOUR
        X   PLEASE MARK YOUR
            VOTE AS IN THIS
            EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR"
                              PROPOSAL 2.

1.  Election of        For       Withheld
    Directors          / /         / /

Four Directors are to be elected at the meeting.
The nominees of the Board of Directors are:

Donald G. Barger, Jr., Raymond R. Hipp,
Michael J. Sebastian & Richard L. Thompson

To withhold your vote for any nominee(s), write the name(s) here:

-----------------------------------------------------------------

2.  Approval of Amendment to       For       Against     Abstain
    Long-Term Incentive Plan.      / /         / /         / /

Comments (see reverse)                       / /

I plan to attend the annual meeting.        / /

Please sign exactly as name or names appear on this proxy card.
Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer.


-----------------------------------------------------------------

-----------------------------------------------------------------
Signature(s) of Stockholder(s)                      Date



                     * FOLD AND DETACH HERE *
                   YOUR VOTER CONTROL NUMBER IS:
                   -----------------------------

                   -----------------------------

                        GARDNER DENVER, INC.
  ANNUAL MEETING OF STOCKHOLDERS - MAY 4, 1999, 1:30 P.M.
HOLIDAY INN QUINCY - 201 SOUTH THIRD STREET, QUINCY, ILLINOIS  62301
                   VOTE BY TELEPHONE OR INTERNET
                      QUICK - EASY - IMMEDIATE

Gardner Denver encourages you to take advantage of two new convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Eastern time on May 3, 1999. Voting electronically eliminates the need to return your proxy card.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-800-OK2-VOTE
--------------    (1-800-852-8683) FROM THE U.S. AND CANADA.  You
                  will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on this proxy card. This series of numbers is necessary to access both the telephone and Internet voting system.

                             OR

VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
----------------- HTTP://WWW.VOTE-BY-NET.COM
                  You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on this proxy card. Then follow the instructions.

                             OR

VOTE BY MAIL:     Mark, sign and date your proxy card and return it
-------------     in the postage-paid envelope.  If you are voting by
                  telephone or the Internet, you do not need to return your proxy card.

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL YOUR PROXY CARD, OR VOTE TELEPHONICALLY OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ABOVE. THANK YOU FOR VOTING.